UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 30, 2018, PHH Corporation (“PHH,” or the “Company”), mailed the following letter to its stockholders in connection with the upcoming special meeting of stockholders of PHH to be held on June 11, 2018, at 10:00 a.m., local time, at PHH’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 at which the stockholders will be asked to vote upon, among other things, the proposed merger (the “merger”) of POMS Corp (“Merger Sub”), a wholly-owned subsidiary of Ocwen Financial Corporation (“Ocwen”), with and into PHH with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen, on the terms and conditions of that certain Agreement and Plan of merger dated February 27, 2018 (the “merger agreement”) by and among Ocwen, Merger Sub and the Company.

The letter was first used or made available on May 30, 2018.

Additional Information and Where to Find It

In connection with the proposed merger, PHH has filed a definitive proxy statement and other materials with the SEC. WE ENCOURAGE YOU TO READ THE PROXY STATEMENT IN ITS ENTIRETY BECAUSE IT DESCRIBES THE TERMS OF THE MERGER, THE DOCUMENTS RELATED TO THE MERGER AND RELATED TRANSACTIONS AND PROVIDES SPECIFIC INFORMATION ABOUT THE SPECIAL MEETING. This communication is not a substitute for the proxy statement or any other document that PHH may file with the SEC or send to the stockholders of PHH regarding the merger.  If you need additional copies of the proxy statement, you should contact PHH’s proxy solicitor:

1407 Broadway,
27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Documents filed with the SEC by PHH may be obtained, without charge, by writing or telephoning PHH at the following address: 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, telephone (856) 917-1744.  You may also read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. PHH’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Certain Information Concerning Participants

The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is more specifically set forth in the proxy statement concerning the proposed merger filed with the SEC on April 27, 2018.  A free copy of the proxy statement may be obtained as described in the preceding paragraph.

3000 Leadenhall Road
Mount Laurel, NJ 08054

May 30, 2018

Dear Stockholder:

We recently mailed to you a proxy statement of PHH Corporation (PHH) wherein your support is requested, for among other matters, the Agreement and Plan of Merger detailed in the proxy statement.  We urge your support for all the Proposals to be voted upon at the special meeting of stockholders to be held on June 11, 2018.   As of the date of this letter your shares of PHH remain unvoted.

The PHH board of directors unanimously recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the PHH special meeting of stockholders.

Please Vote Your PHH Shares Today!

Regardless of the number of shares you own your vote is very important.  We encourage all stockholders to have their voices heard.  The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of PHH common stock entitled to vote on the Proposal.  Failure to vote or a vote to abstain will have the same effect as a vote against the Proposal to adopt the merger agreement and thereby approve the merger.

There are three ways to vote your shares of PHH without attending the special meeting of stockholders in person — each only taking a few moments:

•                  By Telephone — Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•                  By Internet — Stockholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•                  By Mail — Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on June 10, 2018, the day preceding the special meeting of stockholders.

If you need assistance in voting your shares or have questions regarding the special meeting of stockholders, please contact PHH’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of PHH.

Sincerely,

PHH Corporation

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com